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                                                                     Exhibit 2.1

                        TERMINATION AND RELEASE AGREEMENT

         THIS TERMINATION AND RELEASE AGREEMENT (the "Agreement") is made and entered into this 31st day of January, 1999, by and among American Retirement Corporation, a Tennessee corporation ("ARC"), Pioneer Merger Corporation, a Tennessee corporation and a wholly-owned subsidiary of ARC (the "Subsidiary"), and Assisted Living Concepts, Inc., a Nevada corporation ("ALC").

                                   WITNESSETH:

         WHEREAS, ARC, the Subsidiary, and ALC entered into that certain Agreement and Plan of Merger, dated as of November 18, 1998 (the "Merger Agreement");

         WHEREAS, in connection with the negotiations surrounding the Merger Agreement, ARC and ALC entered in that certain Confidentiality Agreement, dated October 19, 1998 (the "Confidentiality Agreement");

         WHEREAS, the parties hereto wish to terminate the Merger Agreement and certain related agreements and release their respective rights, claims, obligations, and liabilities thereunder.

         NOW, THEREFORE, in consideration of the covenants and agreements herein set forth, the parties agree as follows:

         1. TERMINATION OF AGREEMENTS. Effective immediately upon execution of this Agreement: (i) ARC, the Subsidiary, and ALC agree to mutually terminate the Merger Agreement pursuant to Section 7.1(a) thereof; (ii) ARC and ALC agree to terminate the Cross Option Agreement, dated November 18, 1998, among ARC and ALC; and (iii) ARC and ALC agree that all covenants, undertakings, restrictions, and limitations contained in the Shareholder Voting Agreements between ARC and certain shareholders of ALC and between ALC and certain shareholders of ARC are terminated and waived and shall be of no further force or effect. Notwithstanding the foregoing, nothing herein shall be deemed to affect the provisions of the Merger Agreement that, pursuant to the terms of the Merger Agreement, shall survive the termination of the Merger Agreement.

         2. SURVIVAL OF CONFIDENTIALITY AGREEMENT. The Confidentiality Agreement shall remain in full force and effect in accordance with its terms. In accordance with Section 3 of the Confidentiality Agreement, ARC and ALC shall each certify in writing to the other that all "Information" (as defined in the Confidentiality Agreement) relating to the other consisting of memoranda, notes, analyses, compilations, studies, or other documents prepared by the receiving party for its use have been destroyed.

         3. EXPENSES. Except as provided in this Agreement, all costs and expenses incurred in connection with or relating to this Agreement, the Merger Agreement, and the agreements and transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel, financial advisers, and accountants, shall be paid by the party incurring such costs and expenses; provided, that all printing expenses incurred by the parties prior to the date hereof





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in connection with the Merger Agreement shall be divided equally between ARC and
ALC. Accordingly, all charges of Bowne & Co., Inc. in connection with the preparation of the Joint Proxy Statement Prospectus and the preparation and filing of the Current Reports on Form 8-K and the Schedule 13Gs filed by each of ARC and ALC in connection with the proposed transaction shall be paid 50% by ARC and 50% by ALC.

         4. RELEASE AND WAIVER. (a) In consideration of the mutual covenants herein, and upon execution of this Agreement, ARC hereby fully, finally, and forever releases, relinquishes, and discharges all Released Claims (as hereinafter defined) against ALC.

         (b) In consideration of the mutual covenants herein, and upon execution of this Agreement, ALC hereby fully, finally, and forever releases, relinquishes, and discharges all Released Claims against ARC.

         (c) As used in this Agreement, "Released Claims" shall mean all known and unknown claims, counterclaims, demands, rights, liabilities, obligations, and causes of action, of every nature and description whatsoever (in equity and at law), including without limitation any of the foregoing that arise out of or relate to the Merger Agreement and the transactions and agreements contemplated thereby. Notwithstanding the foregoing, Released Claims shall not include any known or unknown claims, counterclaims, demands, rights, liabilities, obligations, and causes of action, of every nature and description whatsoever (in equity and at law), arising under or related to the Confidentiality Agreement or any provision of the Merger Agreement that survives the termination thereof.

         5. GOVERNING LAW. This Agreement, and all matters relating hereto, shall be governed by, and construed in accordance with the laws of the State of Tennessee applicable to contracts to be made and performed wholly within such state without reference to the conflict of laws principles thereof.

         6. ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         7. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified, and supplemented only by a written document executed by the parties hereto.

         8. AUTHORIZATION. Each party represents and warrants that the person executing this Agreement in its behalf is duly authorized and fully competent to execute this Agreement in its behalf. In entering into this Agreement, the undersigned represent that they have read all the terms hereof, have discussed the terms with counsel and that such terms are fully understood and voluntarily accepted.

         9. CONSTRUCTION. This Agreement shall be construed without regard to the party or parties responsible for its preparation, and it shall be deemed to have been prepared jointly by both




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parties. Any ambiguity or uncertainty arising herein shall not be interpreted or construed against any party hereto.

         10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

         11. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         12. ENFORCEMENT. The parties agree that in the event of a breach of any provision of this Agreement irreparable damage would occur, the aggrieved party would be without an adequate remedy at law, and damages would be difficult to determine. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled at law or in equity.


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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                          AMERICAN RETIREMENT CORPORATION


                                          By:   /s/  W.E. Sheriff
                                                -------------------------------
                                          Name:      W.E. Sheriff
                                                -------------------------------
                                          Title:     Chief Executive Officer
                                                -------------------------------


                                          PIONEER MERGER CORPORATION


                                          By:     /s/  W.E. Sheriff
                                                -------------------------------
                                          Name:        W.E. Sheriff
                                                -------------------------------
                                          Title:       Chief Executive Officer
                                                -------------------------------


                                          ASSISTED LIVING CONCEPTS, INC.


                                          By:     /s/   William McBride
                                                -------------------------------
                                          Name:         William McBride
                                                -------------------------------
                                          Title:        Chief Executive Officer
                                                -------------------------------


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